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EXHIBIT 1

FOR IMMEDIATE RELEASE
Contact:   Roger Kuhn
           INSCI Corp
           508-870-4014
           Compuserve:102133,2466

    INSCI ANNOUNCES NO ACTION NOTICE FROM SECURITIES AND EXCHANGE COMMISSION

WESTBOROUGH, MA - SEPTEMBER 11, 1996 - INSCI Corp (National NASDAQ: INSI) has been advised by the Securities and Exchange Commission that the present staff inquiry in the matter of IMTECH AND INSCI has been terminated and at this time no enforcement action has been recommended against the Company.

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The Company is headquartered in Westborough, MA. For more information about
INSCI Corp, visit its home page on the Internet at http:/www.insci.com.

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